UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 20, 2015

                            GREENHOUSE SOLUTIONS INC.
             (Exact name of Registrant as specified in its charter)

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            Nevada                          000-54759                         45-2094634
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 (State or other jurisdiction        (Commission File Number)        (IRS Employer Identification
      of incorporation)                                                        Number)
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                            8400 East Crescent Pwky.
                                    Suite 600
                           Greenwood Village, CO 80111
                    (Address of principal executive offices)

                                 (970) 439-1905
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 28, 2015, Rik J. Deitsch was appointed as the Company's new Chief Executive Officer and as a Director.

Rik J. Deitsch, age 47, Chief Executive Officer

Rik J. Deitsch has been the President, Chief Executive Officer and a Director of Nutra Pharma Corporation, a biotechnology company focused on Cancer and M.S. research, since November 7, 2002. From February 1998 through November 2002, Mr. Deitsch served as the President of NDA Consulting Inc., a biotechnology research group that provided consulting services to the pharmaceutical industry. NDA Consulting specialized in the research of peptides derived from Cone Snail venom, Cobra venom and Gila Monster venom. Mr. Deitsch holds both a B.S. in Chemistry and an M.S. in Biochemistry from Florida Atlantic University and has conducted clinical and laboratory research in collaboration with scientists at Duke University Medical Center and the Cleveland Clinic. Mr. Deitsch is an adjunct professor and teaches several courses for Florida Atlantic University's College of Business and Continuing Education Department. Mr. Deitsch is also the author of two books: Are you Agewise: a Guide to Healthy Aging and Invisible
Killers: the Truth About Environmental Genocide.


                            SECTION 7 - REGULATION FD

Item 7.01 Regulation FD

PRESS RELEASES

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On January 22, 2015, the Company made a press release announcing the appointment of Rik J. Deitsch as CEO and as a director. The text of the press release is attached hereto as Exhibit 99.1.

On January 27, 2015, the Company made a press release announcing the appointment of Ted Tinsman as Vice President of Architecture and Loren Priest as Vice President of Engineering. The text of the press release is attached hereto as
Exhibit 99.2.

On January 30, 2015, the Company made a press release announcing the appointment of Dr. M.S. Reddy and Kyle W. Rost to the company's advisory board. The text of the press release is attached hereto as Exhibit 99.3.


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                            SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Ted Tinsman was appointed Vice President of Architecture and Loren Priest was appointed Vice President of Engineering. Their bios are below.

Ted Tinsman, Vice President of Architecture

From 2010-2015 Ted Tinsman has owned and operated Architectural Element, an architecture company focused on MMJ and MJ plant husbandry design and MMJ and MJ permitting located in Denver Colorado. Mr. Tinsman has designed over 250 MJ related facilities in Colorado alone as well as a number of MJ facilities nation-wide. Mr. Tinsman's projects include greenhouse complexes, greenhouses-on-pop-tops over existing Denver grows, MIP kitchens with many sewer use and drain permits for trench drains, hydroponic effluent evacuation and disposal, dispensaries, corporate offices, and all extractions. Mr. Tinsman acquired his Colorado Architect license June 1995. He holds a Master of Architecture and Bachelor of Arts in Architecture from University of Illinois at Urbana-Champaign and a Bachelor of Arts, Art and Philosophy from Lafayette College. Mr. Tinsman has been a practicing architect for 20 years.

Loren Priest, Vice President of Engineering

From 2010-2015 Loren Priest has been head of engineering for Architectural Element, an architecture company focused on MMJ and MJ plant husbandry design and MMJ and MJ permitting located in Denver Colorado. Mr. Priest has mechanically engineered a large number of MJ facilities covering all aspects of the Marijuana business. Mr. Priest has more than 25 years of experience in the mechanical and electrical engineering field running numerous projects from inception to completion. Mr. Priest is currently LEED AP certified, and is well versed in the principals of Green Building Design and implementation. Mr. Priest was appointed by Governors Owens and Ritter to the Colorado State Electrical Board from 2005 to 2011 and was elected Chairman of the Board from 2008 thru 2011. Mr. Priest has worked on projects in over 43 states as well as completed projects for companies such as AT&T, Cricket, Nextel, Sprint, Verizon, American Tower, and Crown Castle.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report.

 Exhibit No.               Description

 99.1                      Press Release issued January 22, 2015
 99.2                      Press Release issued January 27, 2015
 99.3                      Press Release issued January 30, 2015



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      GREENHOUSE SOLUTIONS INC.


Date: February 3, 2015

                                      By: /s/ Redgie Green
                                          --------------------------------------
                                          Redgie Green, President























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